Exhibit 10.2
FIRST AMENDMENT TO THE
CARDINAL HEALTH, INC. MANAGEMENT INCENTIVE PLAN
This First Amendment to the Cardinal Health, Inc. Management Incentive Plan (the “Plan”) was adopted on January 29, 2024 by the Human Resources and Compensation Committee of the Board of Directors of Cardinal Health, Inc. (the “Company”).

The Plan is hereby amended, effective as of January 29, 2024, as follows:

1.Section 5(b)(ii) of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:
“(ii)    Mandatory Deferral. The Administrator additionally or alternatively may establish one or more programs under the Plan to require the deferral of payment of any Award for any specified period after the end of the applicable Performance Period, during which time the amount payable under the deferred Award may be reduced if and to the extent that the Administrator determines that the Participant whose Award is subject to reduction under Section 7 of the Plan. In such case, the Administrator will establish the conditions and mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts so deferred, and such other terms, conditions, rules, and procedures that the Administrator deems advisable for the administration of any such deferral program.
2.The title of Section 7 of the Plan is changed to “Clawback Policy; Other Special Repayment and Forfeiture Events.”
3.Section 7(a) of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:
“(a)    Clawback Policy. In addition to the other provisions of this Section 7, to the extent applicable, Participants and Awards will be subject to the terms of the Cardinal Health, Inc. Clawback Policy adopted by the Company, as required by New York Stock Exchange listing standards and as may be in effect from time to time. In its discretion, moreover, the Administrator may require repayment to the Company of all or any portion of any Award if the amount of the Award was calculated based upon the achievement of financial results that were subsequently the subject of a restatement of the Company’s financial statements, the Participant engaged in misconduct that caused or contributed to the need for the restatement of the financial statements, and the amount payable to the Participant would have been lower than the amount actually paid to the Participant had the financial results been properly reported. This Section 7(a) will not be the Company’s exclusive remedy with respect to such matters.